            [TMCC LETTERHEAD]

                                           March 31, 2004

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

      Re: Debt Securities of Toyota Motor Credit Corporation
          --------------------------------------------------

Ladies and Gentlemen:

     You have requested my opinion in connection with the proposed issuance and sale of up to $15,020,923,000 aggregate initial offering price of debt securities (the "Debt Securities") pursuant to an Indenture, dated as of August
1, 1991, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among Toyota Motor Credit Corporation, and the Second
Supplemental Indenture, dated as of March 31, 2004 (the "Company"), Deutsche
Bank Trust Company Americas (formerly known as Bankers Trust Company) and
JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as
Trustees, (collectively, the "Indenture").

     The Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation, fraudulent conveyance laws), and the application of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     This opinion is limited to the federal law of the United States of America and the laws of the State of California. I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. I have relied upon the opinion dated March
31, 2004 of O'Melveny & Myers LLP, attached hereto as Exhibit A, with respect to all matters of New York law that may have a bearing on the opinions set forth herein. I have not made an independent investigation of the matters of New York law covered in that opinion.

     This opinion is furnished by me solely for your benefit and may not be relied upon, quoted from, or delivered to any other person without my express written consent; however, I consent to the filing of this opinion as an exhibit to the Registration Statement being filed with the Securities

Toyota Motor Credit Corporation

and Exchange Commission in connection with the registration of the Debt
Securities and to the reference to me under the heading "Legal Matters" in the
Prospectus included in such Registration Statement, without admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Respectfully submitted,

                                       /s/ Geri Brewster

                                       Geri Brewster
                                       General Counsel

                                                               Exhibit A

                    [LETTERHEAD OF O'MELVENY AND MEYERS LLP]

March 31, 2004

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

               RE:      TOYOTA MOTOR CREDIT CORPORATION
                        REGISTRATION STATEMENT ON FORM S-3
                        REGISTRATION NO. 333-113680

Ladies and Gentlemen:

     You have requested our opinion in connection with the proposed issuance and sale of up to $15,020,923,000 aggregate initial offering price of debt securities (the "Debt Securities") to be issued pursuant to the Indenture, dated as of August 1, 1991, as amended and supplemented by the First Supplemental
Indenture, dated as of October 1, 1991 and the Second Supplemental Indenture,
dated as of March 31, 2004, among the Toyota Motor Credit Corporation (the
"Company"), Deutsche Bank Trust Company Americas (formerly known as Bankers
Trust Company) and JPMorgan Chase Bank (as successor to The Chase Manhattan
Bank, N.A.), as Trustees (collectively, the "Indenture").

     Assuming the Debt Securities have been duly and validly authorized by all necessary action on the part of the Company, such Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Toyota Motor Credit Corporation, March 31, 2004-Page 2

     We consent to the filing of this opinion as an exhibit to the Registration
Statement filed with the Securities and Exchange Commission (the "Commission"),
to the reference to this firm under the heading "Legal Matters" in the
Prospectus and to your reliance on this opinion in connection with your opinion filed as an exhibit to the Registration Statement, without admitting that we are
"experts" within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

     This opinion is limited to the laws of the State of New York. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

                                       Respectfully submitted,

                                       /s/ O'Melveny and Myers LLP